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                                                            EXHIBIT 10.3


                       2003 LONG-TERM INCENTIVE PLAN OF
                      THE BANK OF NEW YORK COMPANY, INC.
                 PERFORMANCE SHARE AGREEMENT - CYCLES __ & __


                           Total # of         Grant        Grant
                         Shares Granted       Date         Price



     Pursuant to the 2003 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the "Plan"), you have been granted shares of Common Stock (the "Performance Shares") upon the following terms and conditions and the terms and conditions of the Plan. The Performance Shares are a portion of your compensation during the service period, which for each cycle shall be the Performance Cycle Measurement Period plus the Forfeiture Period. A copy of the Plan is attached hereto. Capitalized terms defined in the Plan shall have the same meaning herein.

     The period during which performance will be measured to determine the number of Performance Shares which may be earned is indicated below. The Performance Shares attributable to each Performance Cycle set forth below are forfeitable during the Forfeiture Period for such cycle, also indicated below.

                                             # of
Performance      Performance Cycle          Shares         Forfeiture
   Cycle         Measurement Period         Granted          Period
-----------      ------------------         -------        ----------




     1. Certificate. Upon your acceptance of this Agreement, a certificate for the Performance Shares will be registered in your name but will be retained by the Company during the respective Forfeiture Periods.

     2. Performance Goals. The performance goals to be achieved within each of the Performance Cycles are set forth in the attached Exhibit. For each cycle, between ___% and ___% of the Performance Shares granted under this Agreement will be earned according to the schedule set forth in the Exhibit.

     3. Rights as Shareholders. During the Forfeiture Periods you will receive dividend equivalents and voting rights with respect to such Performance Shares. The number of shares subject to dividend equivalents and voting rights will be the number of granted shares for each Cycle through the Performance Cycle Measurement Period. Thereafter, until the end of the Forfeiture Period for each cycle, the number of shares subject to dividend equivalents and voting rights will be the earned shares for the respective Performance Cycles. In the event you receive any additional shares of Common Stock as a result of a stock split, stock dividend or distribution with respect to the Performance Shares, such additional shares will be made subject to the same restrictions set forth in this Agreement as if the shares of Common Stock so dividended or distributed were part of the original grant of Performance Shares.

     4. Non-transferable. You may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Performance Shares during the Forfeiture Periods.

     5. Determination of Earned Performance Shares. After each Performance Cycle Measurement Period, a final determination as to the number of Performance Shares you have earned for each of the Performance Cycles will be made. In the event of a Change of Control prior to the end of a Performance

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Cycle Measurement Period, all of the Performance Shares granted for that cycle shall become non-forfeitable; in the event of a Change of Control on or after the end of a Performance Cycle Measurement Period, all shares earned pursuant to paragraph 2, herein, shall become non-forfeitable.

     6. Payment of Performance Shares. Shortly after the last day of the Forfeiture Period for each cycle or upon the occurrence of a Change of Control, the certificate evidencing the Performance Shares you have earned will be delivered to you. In the case of your death, delivery will be made to the beneficiary you have designated in writing or, in the absence of such designation, to your estate.

     7. Termination of Employment. In the event of your retirement on or after your normal retirement date, your earlier termination of employment with the consent of the Committee, your disability or your death, the Performance Cycle Measurement Period will continue for its full term and you or your beneficiary will be deemed to earn a prorated amount of Performance Shares based on the number of full months of the Performance Cycle Measurement Period which have elapsed prior to such retirement, termination, disability or death. Earned Performance Shares for any prior Performance Cycle Measurement Periods identified herein become non-forfeitable in the event that prior to the last day of the Forfeiture Period you retire on or after your normal retirement date, terminate employment prior thereto with the consent of the Committee, become disabled, or die. In the event of your termination of employment for any other reason prior to the last day of the Forfeiture Period, all Performance Shares will be forfeited. In the event of your death, in the absence of a beneficiary designation, delivery will be made to your estate.

     8. Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan any tax withholding required by law or to require you to pay such taxes prior to the transfer of Performance Shares to you. The Company may also permit you to elect to pay the withholding tax with Performance Shares.

     9. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of New York, and (c) may not be amended except in writing. This grant shall in no way affect your participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of Performance Shares, notwithstanding the achievement of a specified performance condition.

     Please indicate your acceptance hereof by signing and returning the enclosed copy of this Agreement.

                                    Sincerely,
                                    THE BANK OF NEW YORK COMPANY, INC.


                                    By:_______________________________
                                    Title:

Accepted and Agreed to:

_______________________
     Participant